Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V PHARMACEUTICAL COMPANY ANNOUNCES RELIANCE ON FINANCIAL DISTRESS

EXCEPTION TO NYSE’S SHAREHOLDER APPROVAL POLICY

November 17, 2010, St. Louis, MO – K-V Pharmaceutical Company (NYSE: KVa/KVb) (the “Company”) today announced that it issued a warrant to U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (together the “Lenders”) that grant Lenders the right to purchase up to 9,900,000 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Initial Warrant”), and that it intends to issue a second warrant to Lenders that grants Lenders the right to purchase up to 2,687,511 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Second Warrant,” and together with the Initial Warrant, the “Warrants”), in each case at an exercise price of $1.62 per share. The closing price of the Class A Common Stock on the New York Stock Exchange (the “Exchange”) was $2.11 on November 16, 2010. In connection with the issuance of the Warrants, the Lenders will receive certain registration rights to register the resale of the Class A Common Stock issuable upon exercise of the Warrants. The Company is issuing the Warrants in connection with the financing arrangements being entered into with Lenders pursuant to the terms of a Credit and Guaranty Agreement, dated November 17, 2010, entered into by and among the Company, certain of the Company’s subsidiaries and the Lenders (the “Financing”). The Warrants contain certain anti-dilution provisions included at the request of the Lender, but do not contain any preemptive rights. Except for the number of shares, the Initial Warrant and the Second Warrant contain the same terms and conditions.

The Financing includes immediate funding of $60 million to the Company under a senior secured term loan. The Company is obligated to use approximately $20 million of the proceeds from this loan to repay existing debt, accrued interest and closing fees owed to the Lenders, which amounts will not be available to the Company for future draw. The Financing also includes commitments from the Lenders to provide additional funding to the Company of up to $120 million in a series of draws when certain milestones and/or conditions are met, including $60 million to repay existing debt and $20 million that may be drawn upon FDA approval of Gestiva™ if the Company is otherwise in compliance with its obligations under the loan agreement. The Lenders will not be entitled to any additional warrants if additional amounts are funded. The loans will accrue interest at an annual rate of 16.5%, 11.5% of which will be payable in cash and 5% of which will be payable in kind by adding such amounts to the outstanding principal balance of the loans. The loans have a stated maturity of March 20, 2013 and are secured by substantially all of the assets of the Company and its subsidiaries.

The Stockholder Approval Policy of the Exchange provides that stockholder approval is required prior to the issuance of warrants to purchase common stock if, among other things, the stock exercisable upon issuance of the warrants equals or exceeds 20% of the number of shares of common stock outstanding before the issuance. The Company currently has 37,747,470 shares of its Class A Common Stock outstanding and 12,112,285 shares of its Class B Common Stock outstanding for a total of 49,859,755 shares of common stock outstanding on a combined basis. The shares of Class A Common Stock that may be issued pursuant to the Initial Warrant represent approximately 19.9% of the Company’s outstanding common stock. The shares of Class A Common Stock that may be issued pursuant to the Second Warrant represent approximately 5.3% of the Company’s outstanding common stock. Accordingly, compliance with the Stockholder Approval Policy would normally be required for the issuance of the Second Warrant because when combined the Initial Warrant, the Warrants represent approximately 25.2% of the Company’s outstanding common stock. However, the Audit Committee of the Board of Directors of the Company determined that the delay necessary in securing stockholder approval prior to the issuance of the Second Warrant would seriously jeopardize the financial viability of the Company. Because of that determination, the Audit Committee, pursuant to an exception provided in the Exchange’s Stockholder Approval Policy for such a situation, expressly approved the Company’s omission to seek the stockholder approval that would otherwise have been required under that policy. The Exchange has accepted the Company’s application of the exception.

As discussed in the Company’s filings, including the Notification of Late Filing on Form 12b-25 filed by the Company on November 12, 2010, the Company believes that there is substantial doubt regarding its ability to continue as a going concern and, as a result, the Company expects that the report of its independent registered public accounting firm accompanying its annual consolidated financial statements for the fiscal year ended March 31, 2010, likely will include an explanatory paragraph disclosing the existence of substantial doubt regarding the Company’s ability to continue as a going concern. The Company does not expect that the substantial doubt will be resolved as of the end of the period covered by the Form 10-Q for the quarter ended September 30, 2010 or the quarter ended December 31, 2010.

The Audit Committee based its determination on the current financial condition of the Company, including developments since September 13, 2010, the date of the previous $20 million loan with Lenders, and certain other factors including the following:

•	The Company’s current cash balance is approximately $8.0 million.

•	The Company expects its cash operating expenses in the next 90 days to be in the range of $40.0 to $50.0 million.

•

In addition to expected cash operating expenditures, pursuant to the Amended Gestiva™ Agreement, a series of scheduled cash payments becomes due upon successful completion of agreed upon milestones. When FDA approval is received, the Company would be required to make the next scheduled milestone payment of $25.0 million within five days of achieving the milestone.

•

The Company has approximately $21 million of remaining payments owed under the plea agreement entered into with the U.S. Department of Justice in March 2010. A payment of $5.9 million, which is included in the cash operating expenditures mentioned above, is due December 15, 2010.

The Company, in reliance on the exception, is mailing to all of its stockholders a letter notifying them of its intention to issue the Second Warrant without seeking their approval. Ten days after such notice is mailed, the Company will proceed to issue the Second Warrant to the Lenders.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press releases contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Registrant. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Registrant provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	the terms of our recently executed secured loan agreement could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier if we experience an event of default and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate;

(3)	the consent decree between the Registrant and the FDA and the Registrant’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride products that are the subject of the FDA letter received September 8, 2010) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

(4)	the plea agreement between the Registrant and the U.S. Department of Justice and the Registrant’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(5)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(6)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(7)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™, as well as the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile;

(8)	acceptance of and demand for the Registrant’s new pharmaceutical products or current products upon their return to the marketplace;

(9)	new product development and launch, including the possibility that any product launch may be delayed;

(10)	the availability of raw materials and/or products manufactured for the Registrant under contract manufacturing agreements with third parties;

(11)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(12)	fluctuations in revenues;

(13)	the difficulty of predicting the pattern of inventory movements by the Registrant’s customers;

(14)	the impact of competitive response to the Registrant’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Registrant and its subsidiaries and including competitive pricing changes;

(15)	risks that the Registrant may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Registrant or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Registrant;

(16)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(17)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(18)	failure to supply claims by certain of the Registrant’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Registrant of its products, the Registrant should compensate such customers for any additional costs they allegedly incurred for procuring products the Registrant did not supply;

(19)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(20)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Registrant and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(21)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(22)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements” in the Form 10-Q;

(23)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(24)	delays in returning, or failure to return, certain or many of the Registrant’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(25)	the ability to sell or license certain assets, and the terms of such transactions;

(26)	the possibility that default on one type or class of the Registrant’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(27)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Registrant’s bonds or to adverse actions by government agencies or our auditors;

(28)	the risk that even though the price and 30-day average price of the Registrant’s Class A common stock and Class B common stock satisfys the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Registrant can provide no assurance that they will remain at such levels thereafter;

(29)	the risk that BDO will be unable to complete the audit of the Company’s financial statements to be included in its annual report for its fiscal year ended March 31, 2010 in order for the Company to meet the extension period granted by the New York Stock Exchange to comply with their listing standards and the subsequent risk that the inability to complete the Form-10-Q’s for fiscal year 2011 on a timely basis could impact the timely filing of the fiscal year 2011 Form 10-K.

(30)	the risks detailed from time-to-time in the Registrant’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Registrant’s forward-looking statements. Because the factors referred to above, as well as the statements included elsewhere in this report and in the exhibits hereto, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Registrant’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Registrant are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and referred to in Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Registrant’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Registrant is under no obligation to update any of the forward-looking statements after the date of this report.

New factors emerge from time-to-time, and it is not possible for the Registrant to predict which factors will arise, when they will arise and/or their effects. In addition, the Registrant cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

****